UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2024

SCWorx Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-37899	47-5412331
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

590 Madison Avenue, 21st Floor

New York, New York 10022

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (844) 472-9679

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Amendment and Restatement of Outstanding Promissory Note

As previously reported, on April 12, 2024, SCWorx Corp. (the “Registrant”) issued a secured promissory note in the face amount of $330,000, in exchange for which it received cash in the amount of $300,000 (“Note”). In addition to the original issue discount of $30,000, the note bears interest at the rate of 5% per annum, is secured by all the Registrant’s assets and was due and payable May 10, 2024. On May 10, 2024, the Registrant and the holder of the Note amended and restated the Note to extend the maturity date until May 17, 2024. On May 17, 2024, the Registrant and the holder of the Note amended and restated the Note to further extend the maturity date until May 24, 2024

ITEM 3.01. NOTICE OF DELISTING FOR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD: TRANSFER OF LISTING

On May 15, 2024, the Nasdaq Stock Market notified the Registrant that it has failed to satisfy a standard for continued listing, namely Nasdaq Listing Rule 5250(c)(1), because the Registrant did not file its Quarterly Report on Form 10-Q by the due date of May 15, 2024 and because it remains delinquent in filing its Form 10-K for the period ended December 31, 2023.

As previously disclosed, due to the SEC’s Order denying BF Borgers CPA PC (“BF Borgers”) the privilege of appearing or practicing before the Commission as an accountant, on May 7, 2024, the board of directors of the Company dismissed BF Borgers CPA PC as the Registrant’s independent registered public accounting firm, at which time work on the Registrant’s periodic reports was delayed.

The Registrant has engaged a new independent registered public accounting firm to complete the audit and review of its annual and quarterly financial statements, respectively, as expeditiously as possible, following which the Registrant will promptly file its Annual Report on Form 10-K and Quarterly Report on Form 10-Q. The Registrant intends to notify the Nasdaq of this plan to rectify the existing filing deficiencies.

Item 4.01. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

New independent registered public accounting firm

On May 16, 2024, the Company appointed Astra Audit and Advisory, LLC (“Astra”) as its new independent registered public accounting firm, effective immediately, for the fiscal years ending December 31, 2023, and 2022.  This appointment was authorized and approved by the Audit Committee of the Company’s Board of Directors.

During the fiscal years ended December 31, 2023 and 2022 and through May 16, 2024, the Company did not consult with Astra on any accounting matter for a specified transaction, completed or proposed, or consult with Astra for the type of audit opinion that might be rendered on the Company’s consolidated financial statements, where a written report or oral advice was provided that Astra concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue.  In addition, the Company did not consult with Astra on any “reportable events” as identified under Item 304(a)(2)(ii) of Regulation S-K.

The Company expects to file (i) its Form 10-Q for the quarter ended March 31, 2024, and (ii) its Annual Report on Form 10-K for the year ended December 31, 2023 within approximately sixty days, although there can be no assurance as to this timing.

ITEM 8.01 OTHER

Payment of Arbitration Award

As previously disclosed, the Registrant is indebted to a vendor pursuant to an arbitration award in the amount of approximately $462,000. The vendor has since obtained a judgment in the amount of approximately $502,000 (including interest). The Registrant intends to satisfy the amount of the judgment to the vendor out of capital raised or with shares of the Registrant’s common stock. The vendor has agreed not to enforce its judgment until June 3, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCWorx Corp.

	By:	/s/ Timothy Hannibal
Timothy Hannibal
CEO

Dated: May 21, 2024

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